UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

December 8, 2020

TRINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38835 (Commission File Number)	83-2044042 (IRS Employer Identification No.)

405 Lexington Avenue, 48th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 503-2855

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	TRNE.U	New York Stock Exchange

Class A common stock, $0.0001 par value per share	TRNE	New York Stock Exchange
Warrants to purchase Class A common stock	TRNE.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 8, 2020, Trine Acquisition Corp. (the “Company” or “Trine”) convened the special meeting of stockholders (the “Special Meeting”) held in connection with the Company’s previously announced business combination (the “Merger”) with Desktop Metal, Inc. (“Desktop Metal”) and Sparrow Merger Sub, Inc. (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated as of August 26, 2020 (as it may be amended and/or restated from time to time, the “Merger Agreement”) and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, a business combination between Trine and Desktop Metal will be effected through the merger of Merger Sub with and into Desktop Metal, with Desktop Metal surviving the merger as a wholly owned subsidiary of Trine. Each proposal voted on at the Special Meeting is described in detail in the Company’s definitive proxy statement/consent solicitation statement/prospectus filed with the U.S. Securities and Exchange Commission and mailed to stockholders on November 10, 2020 (the “Proxy Statement”).

As of the close of business on October 30, 2020, the record date for the Special Meeting, there were an aggregate of 37,518,750 shares of Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (together, the “Common Stock”), outstanding, each of which was entitled to one vote with respect to the adjournment proposal. A total of 22,230,107 shares of Common Stock, representing approximately 59.25% of the outstanding shares of Common Stock entitled to vote, were present in person or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Special Meeting are set forth below:

1. The Business Combination Proposal – To approve the Merger Agreement and the transactions contemplated thereby

For	Against	Abstain
22,206,270	4,377	19,460

2. The Charter Amendment Proposals – To adopt an amendment to Trine’s amended and restated certificate of incorporation currently in effect in the form attached to the Merger Agreement

For	Against	Abstain
22,189,987	6,359	33,761

3. The Charter Approval Proposal – To adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”) in the form attached to the proxy statement/consent solicitation statement/prospectus

For	Against	Abstain
22,178,535	9,199	42,373

4. The Governance Proposal – To act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in order to give holders of Trine’s common stock the opportunity to present their separate views on important corporate governance procedures

	FOR	AGAINST	ABSTAIN
Proposal 4A — Required Vote to Amend the Charter	19,128,053	3,057,505	44,549
Proposal 4B — Required Vote to Amend the Bylaws	19,115,724	3,057,485	56,898
Proposal 4C — Director Removal	19,042,883	3,070,493	116,731
Proposal 4D — Removal of Blank Check Company Provisions	22,150,061	17,720	62,326

5. The Director Election Proposal – To elect 10 directors to serve on the board of directors of the post-combination Company until the 2021 annual meeting of stockholders, in the case of Class I directors, the 2022 annual meeting of stockholders, in the case of Class II directors, and the 2023 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified

	FOR	AGAINST	ABSTAIN
Ric Fulop	22,107,592	19,336	103,179
Dayna Grayson	22,109,948	19,935	100,224
Leo Hindery, Jr.	19,635,132	2,489,264	105,711
Wen Hsieh	22,097,577	23,367	109,163
Jeff Immelt	21,812,393	312,502	105,212
Byron Knight	22,105,087	15,026	109,994
Stephen Nigro	22,099,690	16,673	113,744
Steve Papa	21,396,903	722,882	110,322
Andy Wheeler	22,106,605	16,486	107,016
Bilal Zuberi	22,040,171	87,261	102,675

6. The Merger Issuance Proposal – To approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of shares of Class A common stock pursuant to the business combination

For	Against	Abstain
22,197,533	6,658	25,916

7. The Subscription Amount Proposal – To approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of Class A common stock pursuant to the subscription agreements)

For	Against	Abstain
22,186,068	6,283	37,756

8. The Incentive Plan Proposal – To approve and adopt the Desktop Metal, Inc. 2020 Incentive Award Plan

For	Against	Abstain
17,081,855	5,072,635	75,617

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trine Acquisition Corp.

Date: December 8, 2020	By:	/s/ Pierre M. Henry
		Name:	Pierre M. Henry
		Title:	Chief Financial Officer